Exhibit 23.1




           Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PGT, Inc. 2004 Stock Incentive Plan and the PGT, Inc. 2006 Equity Incentive Plan of our report dated February 22, 2006, except for Note 21, as to which the date is June 5, 2006, with respect to the consolidated financial statements of PGT, Inc. included in its Registration Statement (Form S-1 No. 333-132365) filed with the Securities and Exchange Commission.



Tampa, Florida
June 30, 2006